P.O. Box 1602 • Indianapolis, IN 46206

For immediate release July 28, 2006	Contact: Debra Boyer (317) 917-1298

National Wine & Spirits Makes Offer to Buy Out Glazer in Illinois Contract.

Indianapolis, Indiana, [July 28, 2006] -- NWS-Illinois, LLC (a subsidiary of National Wine & Spirits, Inc.) has offered to buy Glazer’s Distributors of Illinois, Inc. out of its management services contract in the Illinois market, as is provided in the agreement that these companies have operated under since 2003. The Glazers now have until August 17, 2006 to respond as specified in the contract, or NWS-Illinois will buy them out.

NWS-Illinois will continue to focus on wine and spirits, divesting of its beer distribution rights.

Indianapolis-based National Wine & Spirits, Inc. is one of the leading distributors of alcohol beverages in the U.S. The Company has a strong portfolio that includes brands from Future Brands, Diageo, Moet Hennessey, Pernod Ricard, Centerra Wine Company, E&J Gallo, Brown-Forman, Foster's Wine Estates, Sebastiani Winery, Banfi, and Kendall Jackson, among others.